AJ. ROBBINS, P.C.
CERIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

September 23, 2010

Untied States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Pier Acquisition II, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K, dated September 23, 2010, of Pier Acquisition II, Inc. (the "Company"), regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

By	/s/ Richard J. Fleischman
Richard J. Fleischman, CPA